Exhibit 99.1

For Immediate Release

Abbott Media:

Melissa Brotz

+1-847-935-3456

melissa.brotz@abbott.com

Scott Stoffel

+1-847-936-9502

scott.stoffel@abbott.com

Abbott Investors:

Larry Peepo

+1-847-935-6722

Abbott to Become No. 1 Pharmaceutical Company in India with Acquisition of Piramal’s Healthcare Solutions Business

Strategic action will propel Abbott to No. 1 position with annual sales growth approaching 20 percent in India, expected to exceed $2.5 billion in sales by 2020

Piramal’s comprehensive portfolio of market-leading branded generics spans multiple therapeutic areas; combined sales force to become industry’s largest in India

India, one of world’s fastest-growing markets, generating nearly $8 billion in pharma sales this year; expected to more than double by 2015

ABBOTT PARK, Ill., May 21, 2010 — Abbott announced a definitive agreement with Piramal Healthcare Limited to acquire full ownership of Piramal’s Healthcare Solutions business (Domestic Formulations), a leader in the Indian branded generics market, for an up-front payment of $2.12 billion, plus $400 million annually for the next four years, giving Abbott the No. 1 position in the Indian pharmaceutical market. This further accelerates Abbott’s emerging markets growth following the recent acquisition of Solvay Pharmaceuticals and announcements last week of Abbott’s collaboration with Zydus Cadila as well as the creation of a new stand-alone Established Products Division to focus on expanding the global markets for its leading branded generics portfolio.

“This strategic action will advance Abbott into the leading market position in India, one of the world’s most attractive and rapidly growing markets,” said Miles D. White, chairman and chief executive officer, Abbott. “Our strong position in branded generics and growing presence in emerging markets is part of our ongoing diversified pharmaceutical strategy, complementing our market-leading proprietary pharmaceutical offerings and pipeline in developed markets.”

“Emerging markets represent one of the greatest opportunities in health care — not only in pharmaceuticals — but across all of our business segments. Today, emerging markets represent more than 20 percent of Abbott’s total business,” said Mr. White.

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“With this deal, the combined Healthcare Solutions and Abbott businesses will become the clear market leader in India, with a market share of approximately 7 percent,” said Ajay Piramal, chairman, Piramal Group. “This was our collective vision and I am glad that those who are part of Piramal’s Healthcare Solutions business will realize this dream.”

The Indian Pharmaceutical Market

India is one of the world’s fastest-growing pharmaceutical markets, due in large part to branded generics. The market will generate nearly $8 billion in pharmaceutical annual sales this year, a number that is expected to more than double by 2015. Abbott estimates the growth of its Indian pharmaceutical business with Piramal to approach 20 percent annually, with expected sales of more than $2.5 billion by 2020.

Branded generics have significant brand equity in many international markets, providing durable, sustainable franchises for future growth. Piramal markets the products in its Healthcare Solutions business in India only and does not market traditional generic products. Today, branded generics account for 25 percent of the global pharmaceutical market, have the majority of market share in the largest emerging markets, and are expected to outpace growth of patented and generic products.

The Mumbai-based Piramal Healthcare Solutions business has a comprehensive portfolio of branded generics with annual sales expected to exceed $500 million next year in India, and market-leading brands in multiple therapeutic areas, including antibiotics, respiratory, cardiovascular, pain and neuroscience. This business grew  23 percent in 2010 (fiscal year ended March 31, 2010), faster than the market in India. Piramal has a strong commercial presence, including the largest sales force in India with a unique model that includes dedicated sales personnel in rural areas inhabited by 70 percent of the population. The combined Abbott and Piramal sales forces will be the industry’s largest in India.

Piramal’s Healthcare Solutions business will become part of Abbott’s newly created, stand-alone Established Products Division. Piramal’s Healthcare Solutions business employs more than 5,000 people in India. Abbott, which is celebrating its 100th year in India, has more than 2,500 employees across all of its businesses there.

Abbott’s Established Products Strategy

Throughout the past decade, Abbott has built a leading portfolio of branded generics, through its own products as well as those acquired with the 2001 acquisition of Knoll’s pharmaceutical business. In 2007, the company established a separate business unit within its international pharmaceutical division dedicated to established products.

Additionally, a new geographic region focused on Russia, India and China was created, which resulted in the doubling of Abbott’s growth rate in those countries.  Most recently, the company acquired Solvay Pharmaceuticals, obtaining a diverse branded generics portfolio and providing significant critical mass in key emerging markets.

As a result of these combined actions, Abbott is now among the leading multinational health care companies in numerous emerging markets. Approximately 20 percent of Abbott’s pharmaceutical sales today are in emerging markets.

“We have assembled a market-leading branded generics portfolio tailored to the unique needs of emerging markets, strongly positioning Abbott to meet the current and future geographic and market dynamics in pharmaceuticals,” said Olivier Bohuon, executive vice president, global pharmaceuticals, Abbott. “Piramal has built a reputation for high-quality, well-known and trusted pharmaceutical brands. We look forward to welcoming the accomplished staff of Piramal’s Healthcare Solutions business to Abbott.”

Pharmaceutical sales in emerging markets are expected to grow at three times the rate of developed markets and account for 70 percent of pharmaceutical growth over the next several years. This explosive growth is occurring as demographics, rising incomes, modernization of health systems and an increase in the treatment of chronic disease create greater demand for medicines.

Financial Highlights

Under terms of the agreement, Abbott will purchase the assets of Piramal’s Healthcare Solutions business for a $2.12 billion up-front payment with payments of $400 million annually for the next four years, beginning in 2011. The transaction will not impact Abbott’s ongoing earnings per share guidance in 2010. Abbott plans to fund the transaction with cash on the balance sheet.

This transaction is subject to shareholder approval of Piramal Healthcare Limited and other customary closing conditions, and is expected to close in the second half of 2010. This transaction is being conducted by a wholly-owned subsidiary of Abbott, resulting in full ownership of the assets of Piramal’s Healthcare Solutions business (Domestic Formulations).

Abbott Conference Call

Abbott will conduct a special conference call today at 7:30 a.m. Central time (8:30 a.m. Eastern time) to provide an overview of the transaction. The live Web cast will be accessible through Abbott’s Investor Relations Web site at www.abbottinvestor.com.

For more information on today’s announcement, please go to Abbott’s press kit at www.abbott.com/PHSMediaKit.

About the Piramal Group

The Piramal Group, led by Ajay G. Piramal is one of India’s foremost business conglomerates. Driven by the core values of Knowledge Action Care, the Piramal Group has interests in a myriad of industries that encompass healthcare, drug discovery & research, diagnostics, glass, real estate and financial services. The Piramal Group steadfastly pursues inclusive growth while adhering to ethical and value driven practices. The Group’s turnover exceeded US $1 billion in FY2010.

About Abbott

Abbott is a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics. The company employs approximately 83,000 people and markets its products in more than 130 countries.

Abbott’s news releases and other information are available on the company’s Web site at www.abbott.com.

Abbott Forward-Looking Statement

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2009, and in Item 1A, “Risk Factors,” to our Quarterly Report on Securities and Exchange Commission Form 10-Q for the period ended March 31, 2010, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

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